Exhibit 99.1

FOR:	BIO-REFERENCE LABORATORIES, INC.

CONTACT:	Delores Bowman
Acting Investor Relations Coordinator
(201) 791-2600
(201) 791-1941 (fax)
dbowman@bioreference.com

BIO-REFERENCE LABORATORIES, INC. REPORTS STRONG QUARTERLY RESULTS

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Quarterly revenues highest in corporate history

ELMWOOD PARK, NJ (June 7, 2012) (Numbers in thousands except per share data or where otherwise noted.)  Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) released its second quarter, fiscal year 2012 earnings today for the three months ended April 30.  The Company recorded current quarter revenues of $163,388, the highest quarter in corporate history, representing an increase of 19% over the $137,658 recorded in the second quarter, fiscal year 2011.  Operating income for Q2FY12 was $16,771, an increase of 26% over the Q2FY11 operating income of $13,313.  Net income after taxes in Q2FY12 came in at $9,306, resulting in earnings per share of $.33, up from the prior fiscal year second quarter net income after taxes of $7,211 (pro forma) and EPS of $.26 (pro forma), increases of 29% and 27%, respectively.  Gross profit on revenues for the current quarter was $79,479, resulting in a margin for gross profit on revenues of approximately 49%, a 21% improvement over the $65,639 reported for the prior fiscal year second quarter, which resulted in a 48% margin.  Revenue per patient for the second quarter of the current fiscal year was $83.21, an increase of 2% over the $81.33 reported for the same quarter of the prior fiscal year.  The number of patients served increased 16% to 1,952 in the current quarter from the prior year second quarter total of 1,680.  Esoteric business for the Company was 59% of revenues for the second quarter of the current fiscal year compared to 58% in the same quarter of the prior fiscal year.  Days Sales Outstanding (DSO) was 81 days compared to Q1FY12 of 91 days and the prior fiscal year second quarter when the DSO was 90 days.

Six-month revenues increased to $313,307, an increase of 21% over the same period revenues of $259,317 in the prior fiscal year.  Operating income for the first six months of FY12 was $30,055, an increase of 36% over the prior fiscal year six-month operating income of $22,030.  Net income after taxes for the first six months of the current year was $16,671, resulting in an EPS of $.60, an increase of 38% from the prior year same period net income after taxes of $12,046  (pro forma), which resulted in an EPS of $.43 (pro forma).  The Company reported gross profit on revenues for the current six-month period of $150,723, resulting in a margin for gross profit on revenues of 48%, up from the prior year same period of $122,444, which resulted in a margin of 47%.  The number of patients served increased 19% to 3,766 in the first half of the current year from the prior year same period total of 3,172.  Cash flow from operations for the first six months of FY12 was $23,650, up 132% from the prior year same period when cash flow from operations was $10,196 (inclusive of two one-time cash positive events that were excluded in the pro forma P&L.)

During the recently completed second quarter, the Company completed an investment in a private California corporation called InCellDx. The Company previously filed a form 8-K outlining the terms of the investment. During the quarter, the Company purchased 115,000 shares pursuant to a stock buy back program initiated in November 2011.

Marc D. Grodman, MD, CEO, commented: “BioReference has been able to demonstrate the value of its business strategy.  During the first six months of this fiscal year, we introduced several initiatives based on innovative technologies and innovative reporting techniques that we believe will enable us to continue our growth.  OnkoMatch, Inherigen and GenCerv are now being introduced to physicians around the country by our national sales force.  These new services enrich what we have always believed to be the most comprehensive specialized laboratory operation in our industry. They differentiate us in the marketplace and underscore our strategy to identify relevant clinical questions and provide answers based on better technology, better science and better service.  As we move these new initiatives out of the development cycle and into the production cycle, we look forward to a continuation of our strong financial metrics.”

Dr. Grodman continued: “We are fully aware of the headwinds in the market that have gotten significant attention. There is pressure on the payer side to cut expenses and deal with burgeoning healthcare costs.  I would rather face these pressures with a company based on innovation and growth. There are changes contemplated that will provide greater transparency on the costs of molecular testing. We have chosen not to commoditize ourselves but rather to leverage our expertise in technology to develop innovative and cost-effective solutions that provide more clinical information for less cost to the payer, the provider and the patient..  Our goal has always been to utilize technology and service to increase market share, not to use individual tests to exploit profits.  Our latest initiatives have clearly demonstrated our ability to set new industry standards for innovation.  The genetic experts at GeneDx have worked closely with the molecular experts at BioReference to identify solutions and technology platforms that provide our national sales force with the tools to fuel growth.”

Dr. Grodman finally noted: “For many years, our growth was driven by our expansion in the esoteric markets; which in turn creates greater opportunities for growth in all of our clinical offerings.  We continue to be paced by esoteric growth, but we have also been able to expand routine clinical testing into those same physician offices and have been able to achieve a more stable position in the physicians’ offices.  This balanced approach has allowed us to maintain our top line goals.  Our sales force is continually infused with energy by our new offerings and we expect to leverage that energy into continued expansion around the country.”

The Company’s second quarter earnings conference call is scheduled for today at 10:30 a.m. Eastern Standard Time.  The live audio Web cast will be available at the Company’s corporate Web site, www.bioreference.com and through www.streetevents.com.  To listen to the call, please go to either Web site ten minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The Web cast will be archived, on both Web sites, for 30 days following the call.

About BioReference Laboratories, Inc.

BRLI is a clinical testing laboratory offering testing, information and related services to physician offices, clinics, hospitals, employers and governmental units.  We believe that we are the fourth largest full-service laboratory in the United States and the largest independent regional laboratory in the Northeastern market.  BRLI offers a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases.  BRLI primarily focuses on esoteric testing, molecular diagnostics, anatomical pathology, women’s health and correctional health care.

Bio-Reference Laboratories, Inc.

Statements of Operations

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2012	Pro Forma 2011***	Actual 2011
Net Revenues	$163,388	$137,658	$137,658
Cost of Sales	83,909	72,019	72,019
Gross Profit on Revenues	79,479	65,639	65,639
General and Administrative	62,708	52,326	52,326
Operating Income	16,771	13,313	13,313
Other Expense, Net	370	380	(707)
Income Before Taxes	16,401	12,933	14,020
Taxes	7,095	5,722	6,203
Net Income	9,306	7,211	7,817
Income Per Share	$0.34	$0.26	$0.28
Number of Shares	27,684,715	27,920,233	27,920,233
Income Per Share (Diluted)	$0.33	$0.26	$0.28
Number of Shares (Diluted)	27,877,697	28,142,176	28,142,176

***Pro Forma excludes gain from NJ Sales Tax refund and loss from sale of aircraft.

	Six Months Ended
	April 30,
	2012	Pro Forma 2011***	Actual 2011
Net Revenues	$313,307	$259,317	$259,317
Cost of Sales	162,584	136,873	136,873
Gross Profit on Revenues	150,723	122,444	122,444
General and Administrative	120,668	100,414	100,414
Operating Income	30,055	22,030	22,030
Other Expense, Net	687	687	(5,969)
Income Before Taxes	29,368	21,344	27,999
Taxes	12,697	9,298	12,197
Net Income	16,671	12,046	15,802
Income Per Share	$0.60	$0.43	$0.57
Number of Shares	27,786,216	27,902,167	27,902,167
Income Per Share (Diluted)	$0.60	$0.43	$0.56
Number of Shares (Diluted)	27,960,069	28,121,852	28,121,852

***Pro Forma excludes gain from NJ Sales Tax Refund, loss from sale of aircraft and NY State Tax refund.

Bio-Reference Laboratories, Inc.

Balance Sheets

(Dollars in Thousands)

(Unaudited)

	April 30,	October 31,
	2012	2011
Cash & Cash Equivalents	$19,726	$22,013
Accounts Receivable (Net)	147,462	148,060
Plant, Property & Equipment (Net)	50,089	43,567
Intangible Assets (Net)	6,605	6,904
Other Assets	38,287	32,912
Total	$294,445	$283,259

Accounts Payable	$42,962	$38,612
Revolving Note	14,163	18,632
Long-Term Debt	17,849	15,250
Other Liabilities	17,872	20,998
Shareholder’s Equity	201,599	189,767
Total	$294,445	$283,259

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Statements included in this release that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements”. Statements looking forward in time are included in this release pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein.

www.bioreference.com